Exhibit 99.1

Bulldog Technologies Announces Airtime Plan Profitability

RICHMOND, British Columbia, February 8, 2006 -- Bulldog Technologies Inc. (OTC BB: BLLD), premier provider of wireless security solutions and sensor networks that secure, monitor, track and recover assets in the global supply chain is proud to announce their airtime plans have now become profitable. During development, airtime charges from our cellular carrier have represented a monthly expense for Bulldog, due to the significant amount of testing, development and customer pilot programs that have taken place over the last year. In January, airtime charges to customers have increased to the point where revenue from airtime contracts has exceeded the expense. This is a significant breakthrough towards profitability for Bulldog.

Airtime contracts for the MiniBOSS and RoadBOSS GTS products are similar to cellular phone contracts, where a standard monthly fee is charged to provide customers with a fixed amount of “locations” from the units. Bulldog’s proprietary BOSStrak software allows a customer to directly control the MiniBOSS and automatically receive locations from the device in intervals as often as every six minutes. Bulldog offers several options depending on usage expectations, in terms of one, two or three years to obtain 30 to 3000 locations from the MiniBOSS. Customers sign contracts of up to three years, creating monthly recurring revenues for Bulldog. As we expand our customer base and more airtime contracts are signed, monthly recurring revenue will grow substantially.

Over 700 MiniBOSS units have been deployed and more are being sold as cargo security measures and product acceptance in the market increases. Each MiniBOSS sale adds another airtime recurring revenue stream with significant margins. Additional fees to customers are charged if the allocated number of locations is exceeded, ensuring short and long term profitability for each airtime contract.

Generous margins from the sale of the MiniBOSS and RoadBOSS GTS are surpassed by the net present value of the airtime plans for each unit. Bulldog’s agreement with their cellular carrier, who provides gpsOne services, makes proviso for discounts based on volume. This allows Bulldog to increase margins while simultaneously reducing prices to the consumer, making Bulldog products more cost effective, thus opening up new markets.

About Bulldog Technologies

Bulldog designs, engineers, manufactures and distributes patented and FCC-certified wireless cargo security and tracking devices used by its customers to protect, manage and recover assets in their supply chains. The Company is public and trades on the US OTC market under the symbol BLLD. It counts some of the world’s best known and respected brand names and service providers as its customers. As world security and monetary controls tighten in response to external threats, Bulldog is uniquely positioned to offer substantial assistance to Corporations, Governments and Law Enforcement in relation to the integrity and trackability of cargo and containers as they enter or exit sovereign territory, and are processed and redistributed to final destinations.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Press Contact:

Bulldog Technologies Inc. Jan Roscovich (604) 271-8656 Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.